UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2006
ViewCast.com, Inc.
(Exact name of registrant as specified in its charter)
0-29020
(Commission File Number)

Delaware	75-2528700
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)
3701 W. Plano Parkway, Suite 300
Plano, Texas 75075
(Address of principal executive offices, with zip code)
(972) 488-7200
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     Effective October 28, 2006, ViewCast.com, Inc. (the “Registrant”) entered into a Net Lease Agreement (the “Agreement”) with Valwood Centreport, LP pursuant to which the Registrant will lease 16,575 square feet of industrial space at 1825 Monetary Lane, Suite 104, Carrollton, Texas 75006. The Registrant’s contractual obligation under the Agreement is approximately $374,098 payable over the 63-month term of the Agreement. The rental period under the Agreement commences on December 1, 2006 and the Registrant may at its option extend the term of the Agreement for up to one additional term of five years with rent payable at the then prevailing market rate.
     A copy of the Agreement is filed herewith as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

10.1	Office Lease Agreement between ViewCast.com, Inc. and Valwood Centreport, LP

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ViewCast.com, Inc.
Date: November 2, 2006	By:	/s/ Laurie L. Latham
Laurie L. Latham
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Office Lease Agreement between ViewCast.com, Inc. and Valwood Centreport, LP